UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	43-1793922
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:   333-199488

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Peak Resorts, Inc., a Missouri corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-199488) as originally filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2014, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEAK RESORTS, INC.

By:	/s/ Timothy D. Boyd
Name:	Timothy D. Boyd
Title:	President and Chief Executive Officer

Date:  November 19, 2014